Exhibit 10.24

Newbridge Securities Corporation

5200 Town Center Circle

Boca Raton, FL 33486-1015

July 22, 2004

Lumera Corporation

19910 North Creek Parkway

Bothell, WA 98041

Attention: Thomas J. Mino, Chief Executive Officer

Paulson Investment Company, Inc.

811 SW Naito Parkway

Portland, Oregon 97204

Attention: Chester L.F. Paulson, Chief Executive Officer

Regarding: Indemnification

Ladies and Gentlemen:

In connection with the initial public offering (the “ Offering”) of common stock of Lumera Corporation, a Delaware corporation (the “Company”), it is hereby agreed that:

1.	Newbridge Securities Corporation (“Newbridge”) will indemnify and hold harmless the Company and each Underwriter of the Offering and each person, if any, who controls any Underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) (the Company, the Underwriters and all such persons being herein referred to as the “Indemnified Persons”) against any losses, claims, damages or liabilities, joint or several, to which the Indemnified Persons, or any of them, may become subject, under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise, directly or indirectly, out of or are based upon the distribution by Newbridge or any of its officers, directors, employees or related persons of any written materials in connection with the Offering other than documents filed with the Securities and Exchange Commissions (the “SEC”), regardless of whether such losses, damages or liabilities (or actions in respect thereof) are based on violations of Sections 5, 11 or 12 of the Securities Act, Section 10(b) of the Exchange Act or any similar statutory or regulatory provision or common law doctrine under the law of any State, and will reimburse each Indemnified Person for any legal or other expenses, reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred (whether or not the action or claim also includes claims other than those for which indemnification is provided hereunder).

2.

(a) Promptly after receipt by an Indemnified Person under Paragraph 1 above of notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against Newbridge under this letter, notify Newbridge in writing of the commencement thereof; but the omission so to notify Newbridge shall not relieve Newbridge from any liability which it may have to any Indemnified Person except to the extent that Newbridge can demonstrate that it was prejudiced by the failure. In case any such action shall be brought against any Indemnified Person and it shall notify Newbridge of the commencement thereof, Newbridge shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnified Person (who shall not, except with the consent of such Indemnified Person, be counsel to Newbridge) and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, Newbridge shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the Indemnified Person in the event (i) Newbridge and the Indemnified Person shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both Newbridge and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) Newbridge shall have failed to assume the defense and employ counsel acceptable to the Indemnified Person within a reasonable period of time after notice of commencement of the action. It is understood that Newbridge shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Persons.

Newbridge shall not, without the written consent of each Indemnified Person affected thereby, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Person from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

(b) If the indemnification provided for in this Agreement is unavailable to or insufficient to hold harmless the Indemnified Persons to the extent provided by Paragraph 1 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to herein, then Newbridge shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of Newbridge on the one hand and such Indemnified Person on the other in connection with the actions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (b) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

3.	The remedies provided herein with respect to the claims described in Paragraph 1 hereof shall, except to the extent such remedies are unavailable pursuant to applicable law, be in addition to, and shall not impair, the rights and remedies of the parties hereto (i) under any statute or regulation or under common law with respect to such claims, or (ii) under contract, statute, regulation, common law or otherwise with respect to any claims other than claims for damages referred to in Paragraph 1 (including claims seeking damages in amounts other than those contemplated by Sections 11 or 12 of the Securities Act).

4.	All statements, requests, notices and agreements hereunder shall be in writing, and if to Newbridge, shall be delivered or sent by mail, telex or facsimile transmission to Newbridge at the address set forth above, facsimile , attention: and if to any Indemnified Person shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement on Form S-1 (Registration No. 333-115650) filed by the Company with the Securities and Exchange Commission, Attention: Secretary, with a copy to Paulson Investment Company, Inc., 811 SW Naito Parkway, Portland, Oregon 97204, (facsimile (503) 243-6094, attention: Compliance Department and a copy to Ropes & Gray LLP, One California Street, Suite 2200, San Francisco, CA 94111, attention: Christopher J. Austin, Esq. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

5.	This Agreement shall be binding upon, and inure solely to the benefit of, Newbridge and the Indemnified Persons and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the shares of Common Stock of the Company in the Offering shall be deemed a successor or assign by reason merely of such purchase.

6.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7.	This Agreement may be executed by any one or more of the parties hereof in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return this letter, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between Newbridge on the one hand and the Indemnified Persons on the other.

Very truly yours,

Newbridge Securities Corporation

By:
Name:
Title:

Accepted as of the date hereof:

Lumera Corporation

By:
Name:
Title:

Accepted for the Underwriters and persons related to the Underwriters

Paulson Investment Company, Inc.

By:	/s/ Chester L.F. Paulson
Name: Chester L.F. Paulson
Title: Chief Executive Officer